Exhibit 13.1

Section 906 Certification

(pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the U.S. Sarbanes-Oxley Act of 2002)

In connection with the Annual Report on Form 20-F for the fiscal year ended December 31, 2012 of AIXTRON SE (the “Company”) as filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Report”) and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned, in the capacity set forth below, hereby certifies, that, to the best of his knowledge:

(1)                                 the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                                 the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PAUL HYLAND

Name:	Paul Hyland
Title:	Chairman, President and
Chief Executive Officer

/s/ WOLFGANG BREME

Name:	Wolfgang Breme
Title:	Executive Vice President and
Chief Financial Officer
Date: February 28, 2013

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting each of the signatures appearing in typed form within the electronic version of this written statement, has been provided to the Company and will be retained by the Company in accordance with the applicable provisions of the U.S. Securities Exchange Act of 1934, as amended, and the related rules and regulations.

This written statement accompanies the Annual Report on Form 20-F in which it appears as an Exhibit pursuant to Section 906 of the U.S. Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the U.S. Sarbanes-Oxley Act of 2002 or other applicable law, be deemed filed by the Company for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended.